Exhibit 99.1

345 E. Main St.

Warsaw, IN 46580

www.zimmerbiomet.com

Contacts:

Media	Investors
Monica Kendrick 574-372-4989 monica.kendrick@zimmerbiomet.com	Robert J. Marshall Jr. 574-371-8042 robert.marshall@zimmerbiomet.com Barbara Goslee 574-371-9449 barb.goslee@zimmerbiomet.com

Zimmer Biomet Strengthens Musculoskeletal Diagnostic

Offering with Acquisition of CD Diagnostics

– Portfolio Includes Musculoskeletal Diagnostic Tests Designed to Inform Treatment

Decisions, Personalize Patient Care and Optimize Outcomes

– Transaction Strengthens Signature Solutions™ Offering and Positions

Company as an Industry Leader in Musculoskeletal Diagnostics

(WARSAW, IN) August 15, 2016—Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH), a global leader in musculoskeletal healthcare, today announced the acquisition of CD Diagnostics, a fully-integrated, Delaware-based diagnostics company focused on developing immunoassays and biomarker testing to inform treatment decisions that improve patient outcomes. The financial terms of the transaction were not disclosed.

Zimmer Biomet and CD Diagnostics initially partnered in 2012 to co-develop and market diagnostics in the field of musculoskeletal healthcare. As part of the original agreement,

Zimmer Biomet successfully marketed the Synovasure® Periprosthetic Joint Infection (PJI) test, the first and only test specifically designed and validated for the diagnosis of PJI.

“I formed CD Diagnostics to solve the frustrating problem of diagnosing PJI and the complications associated with misdiagnosis, including the pain and incremental costs-of-care following joint replacement surgery. As a leader and visionary in musculoskeletal healthcare, Zimmer Biomet is the ideal partner to leverage our expertise in biomarker detection and immunoassay development, and to elevate the value of diagnostics in the treatment of musculoskeletal conditions,” said Carl Deirmengian, M.D., Scientific Founder of CD Diagnostics.

“Our acquisition of CD Diagnostics cements our leadership and competitive advantage in musculoskeletal diagnostics, strengthens our Signature SolutionsTM offering, and advances our mission to provide comprehensive musculoskeletal healthcare,” said Dan Williamson, Group President, Joint Reconstruction for Zimmer Biomet. “As value-based healthcare replaces fee-for-service models, there will be a growing need for diagnostics that can either prevent or minimize costly complications, or personalize the course of treatment to speed up recovery time and optimize the patient experience and, ultimately, the patient’s outcome.”

Mr. Williamson added, “We’re excited to team up with CD Diagnostics to accelerate the pace of innovation in musculoskeletal diagnostics, ramp up adoption of testing into standard protocols, and arm surgeons with critical data to inform diagnosis, staging, treatment and recovery.”

CD Diagnostics is focused on analyzing biomarker profiles for various clinical conditions in synovial fluid (a viscous fluid that reduces friction between articular cartilage), and creating diagnostic assays that help physicians make informed decisions that optimize patient care. More than 40,000 samples have been evaluated at CD Diagnostics’ laboratories resulting in more than 15 peer-reviewed publications.

“The Synovasure test is having an impact on patient outcomes because with this new test device, we are able to detect the periprosthetic infection with high accuracy. This is the first time we are able to tell the patient if they have an infection within hours of testing,” said Prof. Dr. Thorsten Gehrke, Helios Indo-Klinik, Hamburg, Germany.

About Zimmer Biomet

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer Biomet is a global leader in musculoskeletal healthcare. We design, manufacture and market orthopaedic reconstructive products; sports medicine, biologics, extremities and trauma products; spine, bone healing, craniomaxillofacial and thoracic products; dental implants; and related surgical products.

We collaborate with healthcare professionals around the globe to advance the pace of innovation. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, we help millions of people live better lives.

We have operations in more than 25 countries around the world and sell products in more than 100 countries. For more information, visit www.zimmerbiomet.com, or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements related to Zimmer Biomet, CD Diagnostics and the acquisition of CD Diagnostics by Zimmer Biomet within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning the potential benefits of the acquisition, Zimmer Biomet’s expectations, plans, prospects, and product and service offerings, including new product launches and potential clinical successes. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. For a list and description of some of such risks and uncertainties, see Zimmer Biomet’s periodic reports filed with the Securities and Exchange Commission (“SEC”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in Zimmer Biomet’s filings with the SEC. Zimmer Biomet disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in its periodic reports. Accordingly, such forward-looking statements speak only as of the date made. Readers of this news release are cautioned not to place undue reliance on these forward-looking statements, since, while management believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this news release.